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                                                              Exhibit (h)(2)(ii)

                               FIRST AMENDMENT TO

                        ADMINISTRATIVE SERVICES AGREEMENT

     This Amendment made as of November 1, 2005, by and between IXIS Asset Management Advisors, L.P. ("IXIS Advisors"), IXIS Advisor Funds Trust I, IXIS Advisor Funds Trust II, IXIS Advisor Funds Trust III, IXIS Advisor Funds Trust IV, IXIS Advisor Cash Management Trust, Loomis Sayles Funds I and Loomis Sayles Funds II (collectively, the "Trusts").

     WHEREAS, IXIS Advisors and the Trusts are parties to an Administrative Services Agreement dated January 3, 2005, (the "Agreement"), governing the terms and conditions under which IXIS Advisors provides certain administrative services to the series of the Trusts; and

     WHEREAS, IXIS Advisors and the Trusts desire to amend Schedule A of the Agreement to reflect changes in Trust Portfolios;

     NOW THEREFORE, in consideration of the premises and covenants contained herein, IXIS Advisors and the Trusts hereby agree as follows:

1. Schedule A of the Agreement is deleted in its entirety and replaced with Schedule A attached hereto.

2. Except as specifically superseded or modified herein, the terms and provisions of the Agreement shall continue to apply with full force and effect.

3. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

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     IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed as a sealed instrument in its name and behalf by its duly authorized representative as of the date first above written.

IXIS ASSET MANAGEMENT ADVISORS, L.P.

By IXIS Asset Management Distribution Corporation, its general partner

By: /s/ John T. Hailer
    ----------------------------------------
    John T. Hailer, Executive Vice President

IXIS ADVISOR FUNDS TRUST I
IXIS ADVISOR FUNDS TRUST II
IXIS ADVISOR FUNDS TRUST III
IXIS ADVISOR FUNDS TRUST IV
IXIS ADVISOR CASH MANAGEMENT TRUST
LOOMIS SAYLES FUNDS II

By:/s/ John T. Hailer
   -------------------------
   John T. Hailer, President

LOOMIS SAYLES FUNDS I

By:/s/ John T. Hailer
   -----------------------------------------
   John T. Hailer, Executive Vice President

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                                                                      Schedule A

                                Trust Portfolios

                             As of: November 1, 2005

IXIS Advisor Funds Trust I
CGM Advisor Targeted Equity Fund
Hansberger International Fund
IXIS Income Diversified Portfolio
IXIS U.S. Diversified Portfolio
IXIS Value Fund
Loomis Sayles Core Plus Bond Fund
Vaughan Nelson Small Cap Value Fund
Westpeak Capital Growth Fund

IXIS Advisor Funds Trust II
Harris Associates Large Cap Value Fund
Loomis Sayles Massachusetts Tax Free Income Fund

IXIS Advisor Funds Trust III
Harris Associates Focused Value Fund
IXIS Equity Diversified Portfolio
IXIS Moderate Diversified Portfolio

IXIS Advisor Funds Trust IV
AEW Real Estate Fund

IXIS Advisor Cash Management Trust
IXIS Cash Management Trust - Money Market Series

Loomis Sayles Funds I
Loomis Sayles Bond Fund
Loomis Sayles Fixed Income Fund
Loomis Sayles Global Bond Fund
Loomis Sayles High Income Opportunities Fund*
Loomis Sayles Inflation Protected Securities Fund
Loomis Sayles Institutional High Income Fund
Loomis Sayles Intermediate Duration Fixed Income Fund
Loomis Sayles Investment Grade Fixed Income Fund
Loomis Sayles Securitized Asset Fund*
Loomis Sayles Small Cap Value Fund

*With respect to these Funds only, paragraph 3 of the Agreement is revised to provide that IXIS Advisors shall be entitled to reasonable compensation for its services and expenses as Administrator, but Loomis, Sayles & Company, L.P. ("Loomis Sayles), the adviser to the Funds, and not Loomis Sayles Funds I, shall be responsible for payment of such compensation and expenses relating to the Funds, as agreed upon by Loomis Sayles in separate Letter Agreements dated January 3, 2005 and July 1, 2005, respectively.

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Loomis Sayles Funds II
Loomis Sayles Aggressive Growth Fund
Loomis Sayles Growth Fund
Loomis Sayles High Income Fund
Loomis Sayles Investment Grade Bond Fund
Loomis Sayles Limited Term Government and Agency Fund
Loomis Sayles Municipal Income Fund
Loomis Sayles Research Fund
Loomis Sayles Small Cap Growth Fund
Loomis Sayles Strategic Income Fund
Loomis Sayles Tax-Managed Equity Fund
Loomis Sayles Value Fund
Loomis Sayles Worldwide Fund